Exhibit 99.1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMITH v. MARIOTTI, et al., This Document Relates To: ALL ACTIONS.	Case No. 2:22-cv-03155-WLH-MAA NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS

TO:	ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, FUNKO, INC. (“FUNKO” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 4, 2024 (“CURRENT FUNKO STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED STOCKHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD FUNKO COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced stockholder derivative lawsuit as well as related suits. This Notice is provided by Order of the U.S. District Court for the Central District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I. WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the following actions:

•	Smith v. Mariotti, No. 2:22-cv-03155-WLH (C.D. Cal.) (the “Demand Made Action”);

•	In re Funko, Inc. Derivative Litigation, No. 2:20-cv-03740-WLH (C.D. Cal.) (the “Demand Futility Action”); and

•	Fletcher v. Mariotti, No. 2022-0591 (Del. Ch.) (the “Delaware Demand Made Action”).

Plaintiffs in these actions (the “Litigation”), Grant Smith, Richard Fletcher, Nathan Rubin, Franco Cassella, Dean Marconi, Jacoby Plummer, Amber Evans, and Michael Igelido (on behalf of themselves and derivatively on behalf of Funko) (collectively “Plaintiffs”); individual defendants Brian Mariotti, Russell Nickel, Jennifer Fall Jung, Andrew Mark Perlmutter, Kenneth R. Brotman, Gino Dellomo, Adam M. Kriger, Sarah Kirshbaum Levy, Charles Denson, Diane Irvine, and Michael Lunsford (“Individual Defendants”); and nominal defendant Funko have agreed upon terms to settle the Litigation, through counsel, and have signed a written Stipulation and Agreement of Settlement (“Stipulation”) setting forth those settlement terms. Together, the Individual Defendants and nominal defendant Funko are referred to as “Defendants.”

On November 15, 2024, at 1:30 p.m., First Street Courthouse, Courtroom 9B, 9th Floor, Los Angeles, California 90012, the Honorable Wesley L. Hsu `will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the notice of the Settlement to Current Funko Stockholders fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) whether the agreed-to Fee and Expense Amount and Service Awards to Plaintiffs should be approved; and (v) such other matters as may be necessary or proper under the circumstances.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Funko Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Funko Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Funko Stockholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Funko (http://funko.com) for any change in date, time, or format of the Settlement Hearing.

II. SUMMARY OF THE ACTION

A. Description of the Derivative Actions and Settlement

Funko, a Delaware corporation, is a leading pop culture lifestyle company, that creates whimsical, fun and unique products that enable fans of TV shows, movies, video games, sports teams, and music to express their affinity for pop culture properties and trends. Funko is best known for its Pop! line of vinyl collectible figures.

The Litigation alleges that the Individual Defendants breached their fiduciary duties to Funko and its stockholders by making or causing Funko to make allegedly materially false and/or misleading statements to Funko stockholders and the public regarding the Company’s sales and growth in U.S. Securities and Exchange Commission (“SEC”) filings and press releases and allegedly failing to disclose important adverse facts about Funko’s operations and financial forecast regarding the Company’s lower-than-expected sales and the risk that Funko may need to “write-down” slower moving inventory. The Litigation alleges that the Individual Defendants failed to disclose material issues with the Company’s primary operations, including its inventory management. As a result, the Litigation alleges, the price of the Company’s securities was artificially inflated, causing harm to Funko.

The Litigation further alleges that the Individual Defendants were unjustly enriched, and that certain of the Individual Defendants sold their personally held shares of Funko stock at allegedly artificially inflated prices while purportedly in possession of material nonpublic information.

On February 5, 2020, Funko revealed to the public an eight percent (8%) decrease in fourth quarter net sales compared to the preceding year, from $233 million in the fourth quarter of 2018 to $214 million in fourth quarter of 2019. The Company also disclosed a $16.8 million-dollar write-down to dispose of slower-moving inventory.

Among other alleged damages to Funko, the Litigation alleges that the Individual Defendants’ alleged conduct exposed Funko to liability in the consolidated securities class action captioned, Ferreira v. Funko, Inc., et al., No. 2:20-cv-02319 (C.D. Cal.) (the “Securities Class Action”).

B. The Settlement Negotiations

On December 21, 2021, counsel for the plaintiffs in the Demand Futility Action served the Defendants with a settlement demand.

On April 27, 2022, counsel for parties in the Demand Futility Action attended a full-day mediation (the “Full-Day Mediation”) organized and conducted by Michelle Yoshida, Esq. of Phillips ADR Enterprises (the “Mediator”).

While the Full-Day Mediation ended without a settlement, counsel for parties in the Demand Futility Action nonetheless made meaningful progress and continued their settlement negotiations after the Full-Day Mediation, with the Mediator’s assistance. Additional detailed written proposals and counter-proposals were exchanged and debated in numerous communications.

On May 16, 2022, Plaintiff Smith served a detailed settlement demand on counsel for the Board in the Demand Made Action.

Counsel for plaintiffs in the Demand Made Action and the Delaware Demand Made Action (collectively, the “Demand Made Actions”) thereafter began coordinating efforts and, on July 15, 2022, served the Defendants with a joint settlement demand.

Between August 1, 2022, and December 8, 2022, the Settling Parties exchanged numerous detailed and extensive written proposals and counter-proposals and debated in numerous communications the terms of settlement

On December 14, 2022, counsel for the plaintiffs in the Demand Made Actions, along with counsel for the Defendants, participated in a half-day Zoom video conference mediation (the “Half-Day Mediation”) organized and conducted by the Mediator.

While the December 14, 2022, Half-Day Mediation ended without a settlement, the Settling Parties nonetheless made meaningful progress and continued their settlement negotiations in the months following the Half-Day Mediation, with the Mediator’s assistance. Additional detailed written proposals and counter-proposals were exchanged and debated in numerous communications.

On March 10, 2023, the Settling Parties reached an agreement in principle on the corporate governance measures that will be adopted by Funko as consideration for a global resolution of the Litigation. Thereafter, the Settling Parties negotiated and finalized the formal operative terms of the Settlement as set forth in this Stipulation (“Settlement”).

III. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The proposed Settlement requires the Company to adopt certain corporate governance measures that are outlined in Exhibit A to the Stipulation (the “Measures”). The Measures shall be maintained for a minimum period of four (4) years from the date of their adoption, subject to certain terms set forth in the Stipulation. The Settling Parties agree that (i) the litigation demands, the Litigation, and the Plaintiffs’ and Plaintiffs’ Counsels’ efforts were a substantial and material factor in Funko’s decision to adopt, implement and maintain the Measures for the agreed upon term; (ii) the Measures provide a significant and material benefit to Funko and its stockholders; and (iii) the Settlement and each of its terms are fair, reasonable, and in the best interests of Funko and its stockholders. In addition, the outside non-employee members of Funko’s Board (including all independent, non-defendant members) have determined, in a good faith exercise of their business judgment, that: (a) the litigation demands, the Litigation, and the Plaintiffs’ and Plaintiffs’ Counsels’ efforts were a substantial and material factor in the Board’s agreement to adopt, implement, and maintain the Measures for the agreed term; (b) the Measures provide a significant and material benefit to Funko and its stockholders; and (c) the Settlement and each of its terms are fair, reasonable, and in the best interests of Funko and its stockholders. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and posted to the Funko Investor Relations webpage.

IV. PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After the Settling Parties reached an agreement in principle on the material substantive terms to resolve the Litigation, Plaintiffs’ Counsel and Defendants’ Counsel commenced negotiations regarding an appropriate amount of attorneys’ fees and expenses commensurate with the value of the Settlement benefits and the contributions of Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ Counsel’s efforts in securing the Settlement benefits. Following a number of exchanges through the Mediator, on October 5, 2023, Plaintiffs’ Counsel and Defendants’ Counsel accepted the Mediator’s proposal, agreeing to the Fee and Expense Amount of $2,150,000, subject to Court approval.

V. REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of Funko and its stockholders.

A. Why Did Plaintiffs Agree To Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Litigation have merit and that their investigations support the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trials and possible appeals.

Plaintiffs and Plaintiffs’ counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Funko and Current Funko Stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Funko and Current Funko Stockholders in the form of the Measures is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Funko and Current Funko Stockholders.

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Litigation, including, but not limited to: (i) reviewing and analyzing Funko’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Funko related to the allegations in the Litigation; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing stockholder derivative complaints; (v) reviewing internal corporate documents that were produced to Plaintiffs by Funko in connection with the Litigation; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Litigation and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing detailed litigation and settlement demands on behalf of various Plaintiffs; (ix) participating in the Full-Day and Half-Day Mediations; (x) engaging in extensive pre- and post-mediation settlement discussions with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the settlement documentation for presentment to the Court.

Plaintiffs’ Counsel’s decision is further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting litigation demands and pleadings, in connection with preparing and submitting mediation submissions, and during the many months of substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

B. Why Did The Defendants Agree To Settle?

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Litigation and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of Funko and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation.

The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Funko or its stockholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Litigation. Without admitting the validity of any of the allegations or claims that Plaintiffs have asserted in the Litigation, or any liability with respect thereto, the Defendants have concluded that it is desirable that the claims be fully, finally, and forever resolved, discharged, and settled on the terms and subject to the conditions set forth herein.

The Defendants have taken into account the uncertain outcome, risk, and expense inherent in any litigation, especially complex litigation such this Litigation. The Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Litigation. The Settling Parties agree that neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (i) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of any of the Released Claims, any claims or allegations made in the Litigation, or any purported acts or omissions by the Defendants or any one of them; (ii) is, may be construed as, or may be used as, an admission of, or evidence of, any fault, omission, negligence, wrongdoing, or breach of duty by the Defendants or any one of them, or any concession of liability whatsoever; or (iii) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that any Defendant asserted or could have asserted in the Litigation, or otherwise.

VI. SETTLEMENT HEARING

On November 15, 2024, at 1:30 p.m., First Street Courthouse, Courtroom 9B, 9th Floor, Los Angeles, California 90012, the Honorable Wesley L. Hsu will hold a hearing (the “Settlement Hearing”) in the Action. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be finally approved; (ii) whether to approve the separately negotiated and agreed Fee and Expense Amount; and (iii) whether the Action should be dismissed with prejudice by entry of the Final Order and Judgment pursuant to the Stipulation.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Funko Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Funko Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Funko Stockholders.

VII. RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Funko Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court.

FUNKO STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII. RIGHT TO OBJECT TO THE

SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A. You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.	Your name, legal address, telephone number, and e-mail address;

2.

The number of shares of Funko stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a Current Funko Stockholder as of March 4, 2024 through the present;

3.	If the objection is made by the Current Funko Stockholder’s counsel, the counsel’s name, address, telephone number and e-mail address;

4.

A statement of specific objections to the Settlement, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider;

5.	The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and

6.	A list, including dates, courts, case names and numbers, and disposition of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

B. You Must Timely File Written Objections with the

Court and Deliver to Counsel for Plaintiffs and the Defendants

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN OCTOBER 17, 2024. The Court Clerk’s address is:

Clerk of Court

U.S. District Court for the Central District of California

350 West 1st Street, 4th Floor

Los Angeles, CA 90012

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND THE DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN OCTOBER 17, 2024. Counsel’s addresses are:

Counsel for Plaintiffs:

Brett M. Middleton

JOHNSON FISTEL, LLP

501 West Broadway, Suite 800

San Diego, CA 92101

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

Shane P. Sanders

Robbins LLP

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Counsel for Defendants:

Thomas Giblin

LATHAM & WATKINS LLP

1271 Avenue of the Americas

New York, NY 10020

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

As to any attorney retained by a Person intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for plaintiffs and the defendants a notice of appearance, which must be received by no later than October 17, 2024.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX. HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Matters.

The “Investor Relations” section of Funko’s website (http://investor.funko.com) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting Plaintiffs’ counsel at: Brett M. Middleton, Johnson Fistel, LLP, 501 West Broadway, Suite 800, San Diego, CA 92101, Telephone: (619) 230-0063, E-mail: BrettM@johnsonfistel.com; or Shane P. Sanders, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA 92122, Telephone: (619) 525-3990, E-mail ssanders@robbinsllp.com.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.